                                                                    EXHIBIT 99.1

Financial Statements and Supplemental Schedule

Robbins & Myers, Inc. Savings Plan for Union Employees

December 31, 2003 and 2002 and for the year ended December 31, 2003 with Report of Independent Auditors

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                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                            Financial Statements and
                              Supplemental Schedule

                         December 31, 2003 and 2002 and
                      for the year ended December 31, 2003

                                TABLE OF CONTENTS

Report of Independent Auditors.....................................................   1

Financial Statements

Statements of Net Assets Available for Benefits ...................................   2
Statement of Changes in Net Assets Available for Benefits .........................   3
Notes to Financial Statements......................................................   4

Supplemental Schedule

Schedule H, Line 4i - Schedule of Assets (Held at End of Year).....................   9

                         Report of Independent Auditors

Corporate Benefits Committee
Robbins & Myers, Inc. Savings Plan for Union Employees

We have audited the accompanying statements of net assets available for benefits of the Robbins & Myers, Inc. Savings Plan for Union Employees as of December 31, 2003 and 2002, and the related statement of changes in net assets available for benefits for the year ended December 31, 2003. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 2003 and 2002 and the changes in its net assets available for benefits for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets (held at end of year) as of December 31, 2003 is presented for purposes of additional analysis and is not a required part of the financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

                                                      /s/  Ernst & Young LLP

April 23, 2004

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                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                 Statements of Net Assets Available for Benefits

                                                      DECEMBER 31
                                                  2003            2002
                                              -----------     -----------
ASSETS
Investments at fair value                     $10,182,128     $ 8,302,217
Participant loans at estimated fair value         250,389         218,170
                                              -----------     -----------
Total investments                              10,432,517       8,520,387

Contributions receivable:
    Employee                                       87,447          58,313
    Employer                                       18,601          13,851
                                              -----------     -----------
Total receivables                                 106,048          72,164
                                              -----------     -----------
Net assets available for benefits             $10,538,565     $ 8,592,551
                                              ===========     ===========

See accompanying notes.

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

            Statement of Changes in Net Assets Available for Benefits

                          Year ended December 31, 2003

ADDITIONS
Employee contributions                                    $   843,488
Employer contributions                                        199,000
Dividend income - Robbins & Myers, Inc. common stock            5,685
Dividend and interest income                                  253,657
Net appreciation in fair value of investments               1,185,529
                                                          -----------
   Total additions                                          2,487,359

DEDUCTIONS
Benefits paid directly to participants                        541,345
                                                          -----------
   Total deductions                                           541,345
                                                          -----------
Net increase                                                1,946,014

Net assets available for benefits, at beginning of year     8,592,551
                                                          -----------
Net assets available for benefits, at end of year         $10,538,565
                                                          ===========

See accompanying notes.

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                          Notes to Financial Statements

                                December 31, 2003

1. DESCRIPTION OF THE PLAN

The following description of the Robbins & Myers, Inc. (the Company) Savings Plan for Union Employees (the Plan) provides only general information. Participants should refer to the Summary Plan Description for a more complete description of the Plan's provisions.

GENERAL

The Plan is a defined contribution plan, which covers hourly employees of Pfaudler, Inc., Chemineer, Inc., and Moyno, who are covered by collective bargaining agreements at their United States operations. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

CONTRIBUTIONS

Each year, participants can make pre-tax and/or after-tax basis contributions up to a maximum of 12 percent of annual compensation as defined in the Plan. For Pfaudler employees, the Company contributes an additional 50 percent of the first 6 percent of each participant's compensation that the participant elects to contribute. For Moyno employees, the Company contributes an additional 20 percent of the first 6 percent of each participant's compensation. The Company does not make any matching contributions for employees of Chemineer.

PARTICIPANT LOANS

Participants of the Pfaudler, Inc. bargaining unit may borrow from their fund accounts a maximum of the lesser of 50% of their vested account balance or $50,000 reduced by the outstanding balance of loans from the Plan on the date the loan is made. All loans must be repaid in level payments on at least a quarterly basis over a five-year period except if the loan is for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bears interest at a rate commensurate with local prevailing rates.

DISTRIBUTIONS

Distributions of vested balances are available upon termination, retirement after attaining age sixty-five, death, or permanent and total disability. Distributions are made in lump sum payments.

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                    Notes to Financial Statements (continued)

1. DESCRIPTION OF THE PLAN (CONTINUED)

PARTICIPANT ACCOUNTS

Each participant's account is credited with the participant's contribution and allocations of (a) the Company's contributions and (b) plan earnings. All amounts in participant accounts are invested in the Plan's investment options as directed by the participants. Forfeited balances of terminated participants' non-vested accounts are used to reduce future company contributions. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

VESTING

Participants are immediately vested in their contributions and any earnings on these contributions. Employees of Pfaudler, Inc. are 100% vested in employer matching contributions immediately. Matching contributions made by the Company for Moyno employees become vested as follows:

                                  VESTING
  YEARS OF VESTING SERVICE       PERCENTAGE
-----------------------------    ----------
Less than 1 year                      0%
1 year but less than 2 years         20%
2 years but less than 3 years        40%
3 years but less than 4 years        60%
4 years but less than 5 years        80%
5 years or more                     100%

ADMINISTRATIVE EXPENSES

Brokerage fees and other direct costs of investments are paid by the fund to which the costs are attributable. All other expenses are paid by the Company.

PLAN TERMINATION

Although it has not expressed an intent to do so, the Company has the right to discontinue its contributions at any time and terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                    Notes to Financial Statements (continued)

1. DESCRIPTION OF THE PLAN (CONTINUED)

PLAN AMENDMENTS

The Company amended the plan, effective for the 2003 plan year, to make revisions to the timing and form of distributions made, as well as adoption of required minimum distribution terms and certain definitions. The Plan was amended using the model amendment from IRS Revenue Procedure 2002-29 for purposes of complying with the applicable changes made by final Treasury Regulations issued under Section 401(a)(9) of the Internal Revenue Code.

The Company amended the Plan to adopt certain provisions of the "Economic Growth and Tax Reconciliation Act of 2001" ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA effective for Plan Years beginning after December 31, 2001.

2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Plan maintains its accounting records on the accrual basis of accounting.

VALUATION OF INVESTMENTS

The Plan's investments are stated at fair value. The shares of the common stock and the registered investment companies are valued at quoted market prices, which represent the net asset values of shares held by the Plan at year-end. The units of the common collective trust are based on redemption values on the last business day of the Plan year.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates that affect the amounts reported in the financial statements. Actual results could differ from those estimates.

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                    Notes to Financial Statements (continued)

3. INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated August 5, 2003, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the Code) and, therefore, the related trust is exempt from taxation. Subsequent to the issuance of this determination by the Internal Revenue Service, the Plan was amended (see Note 1). Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Administrator believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan, as amended and restated, is qualified and the related trust is tax exempt.

4. INVESTMENTS

The fair value of individual investments that represent 5 percent or more of the Plan's fair value of assets available for benefits as of December 31 is as follows:

                                                   2003         2002
                                                ----------   ----------
Robbins & Myers, Inc. common stock              $  554,624   $  461,205
The Vanguard Group, Inc.:
   Shares of registered investment companies:
      Prime Money Market Fund                      766,063      794,514
      Wellington Fund                            2,620,480    1,971,730
      Windsor II Fund                            2,139,818    1,647,626
      Small Cap Index Fund                         757,441      440,281
      500 Index Fund                               791,314      530,590
   Shares of common/collective trust fund:
      Retirement Savings Trust                   2,445,660    2,360,589

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                    Notes to Financial Statements (continued)

4. INVESTMENTS (CONTINUED)

During the year ended December 31, 2003, the Plan's investments (including investments purchased, sold and held during the year) appreciated (depreciated) in fair value as determined by quoted market price as follows:

                                                     NET REALIZED AND
                                                  UNREALIZED APPRECIATION
                                                  (DEPRECIATION) IN FAIR
                                                   VALUE OF INVESTMENTS
                                                  -----------------------
Robbins & Myers, Inc. common stock                $                24,043
                                                  =======================
The Vanguard Group, Inc. (registered investment
    companies):
   Wellington Fund                                $               363,056
   Windsor II Fund                                                448,090
   Small-Cap Index Fund                                           198,449
   International Growth Fund                                          537
   U.S. Growth Fund                                                 1,201
   500 Index Fund                                                 150,848
   Total Bond Market Index Fund                                      (695)
                                                  -----------------------
Total registered investment companies             $             1,161,486
                                                  =======================

5. TRANSACTIONS WITH RELATED PARTIES

As of December 31, 2003 and 2002, the Plan held 29,206 and 25,066 shares, respectively, of Robbins & Myers, Inc. common stock in a company stock fund. During 2003, shares were purchased at a total cost of $295,600 and shares were sold at a total selling price of $226,225.

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                              SUPPLEMENTAL SCHEDULE

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

           Employer Identification Number 31-0424220/ Plan Number 012

         Schedule H, Line 4i - Schedule of Assets (Held at End of Year)

                                December 31, 2003

                                      DESCRIPTION OF INVESTMENTS
                                       INCLUDING MATURITY DATE
  IDENTITY OF ISSUE, BORROWER,       RATE OF INTEREST, COLLATERAL,               CURRENT
    LESSOR OR SIMILAR PARTY              PAR OR MATURING VALUE          COST      VALUE
--------------------------------   ---------------------------------    ----   ------------
Robbins & Myers, Inc. *            29,206 shares of Common
                                     Stock                               **    $    554,624
The Vanguard Group, Inc.:*
    Wellington Fund                90,957 units of Registered
                                     Investment Company                  **       2,620,480
    Windsor II Fund                80,778 units of Registered
                                     Investment Company                  **       2,139,818
    Retirement Savings Trust       2,445,660 units of Common
                                     Collective Trust                    **       2,445,660
    U.S. Growth Fund               573 units of Registered
                                     Investment Company                  **           8,684
    International Growth Fund      107 units of Registered
                                     Investment Company                  **           1,727
    500 Index Fund                 7,707 units of Registered
                                     Investment Company                  **         791,314
    Prime Money Market Fund        766,063 units of Registered
                                     Investment Company                  **         766,063
    Small Cap Index Fund           33,515 units of Registered
                                     Investment Company                  **         757,441
    Total Bond Market Index Fund   9,342 units of Registered
                                     Investment Company                  **          96,317
Participant Loans                    Interest rates from 5.25%- 6.50%               250,389
                                                                               ------------
                                                                               $ 10,432,517
                                                                               ============

*  Party-in-interest to the Plan.

** Cost of asset is not required to be disclosed as investment is participant-directed.